UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On May 1, 2024 Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to applaud last night’s vote by the United States Senate for passing H.R. 1042, a bill to ban Russian uranium imports into the United States, by unanimous consent. The House of Representatives passed the bill in December of 2023.

Senator Barrasso of Wyoming stated: “I have fought for years to end America’s reliance on Russian nuclear fuel. Our efforts have finally paid off with passage of our bill to ban these imports once and for all. Wyoming has the uranium to replace Russian imports, and we’re ready to use it. Our bipartisan legislation will help defund Russia’s war machine, revive American uranium production, and jumpstart investments in America’s nuclear fuel supply chain. This is a tremendous victory. I’m grateful to members of both parties for helping get this over the finish line.”

Senator Manchin of West Virgina stated: “It is unconscionable for the United States of America, as the superpower of the world, to contribute to Vladimir Putin's ability to finance his unlawful war against Ukraine through our reliance on Russia for the uranium we need to power our nuclear reactors. I am proud to have worked on this legislation with Ranking Member Barrasso to put an end to Russian uranium imports, which simultaneously unlocks $2.72 billion to ramp up domestic uranium fuel production. Building on initiatives I worked to include in the Energy Act of 2020, the Bipartisan Infrastructure Law, and the Inflation Reduction Act, this legislation is one more critical step toward reshoring our nuclear supply chains.”

Amir Adnani, President and CEO stated: “We thank both chambers of Congress for passing this bipartisan bill that demonstrates the U.S. commitment to nuclear energy, the carbon free energy source that powers one in every five homes in America. Upon enactment, this will strengthen United States energy and national security, ending an untenable reliance on Russian uranium imports. This new law, in conjunction with the recently passed Nuclear Fuel Security Act, creates a firm foundation for long-term growth of the U.S. uranium industry to supply the fuel that powers American households, data centers, and industrial base with clean baseload power. As the fastest growing U.S. uranium company, we are delighted to have this exciting backdrop along with positive global uranium market fundamentals and advance to re-start uranium production in Wyoming this August, followed by the resumption of our South Texas operations next year.”

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated May 1, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: May 1, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer